Exhibit 99.1

Profound Medical and Cook Medical’s iMRI Division Partner to Expand U.S. TULSA-PRO® Sales Channels and Drive Recurring Revenue Growth

New distribution agreement positions TULSA-PRO within the iMRI Suite offering through Cook Medical’s Copernicus™ program, expanding Profound’s commercial reach

Profound retains direct TULSA-PRO recurring treatment kit and service revenue relationships for systems sold through Cook Medical

Agreement complements Profound’s existing Siemens Healthineers relationship and broader strategy to expand access to MRI-guided regional prostate ablation

TORONTO, ON (October 30, 2026) – Profound Medical Corp. (NASDAQ:PROF; TSX:PRN) ("Profound" or the "Company"), a commercial-stage medical device company that develops and markets innovative interventional MRI ("iMRI") procedures, today announced that it has entered into a supply and distribution agreement with the iMRI Division of Cook Medical ("Cook") to expand U.S. sales of its TULSA-PRO® system.

The iMRI Suite, developed by Cook Medical and Siemens Healthineers, is a fully integrated procedural environment that enables real-time MRI-guided interventions without ionizing radiation. It is built for intervention from the ground up. Cook’s Copernicus™ program connects the iMRI Suite with designed-for-MRI devices, clinical training, implementation support, and partner therapies, giving hospitals a single pathway from planning an iMRI program to treating patients.

The agreement establishes an additional new capital equipment sales channel for Profound by bringing its TULSA-PRO system into the Copernicus™ program alongside the iMRI Suite, enabling Cook to offer a turnkey prostate disease treatment solution to urologists and hospitals. The collaboration is intended to increase TULSA-PRO system placements, expand the base of systems generating recurring revenue, and broaden physician and patient access to the TULSA Procedure™.

Expanding Commercial Reach

Under the agreement, Cook will purchase TULSA-PRO systems from Profound at a predetermined transfer price for distribution in the United States. Customers purchasing systems through Cook will obtain single-use disposables and service contracts directly from Profound.

Profound’s existing capital sales team will continue to sell TULSA-PRO directly to sites with compatible MRI systems. Together, these channels allow the Company to serve customers using existing MRI infrastructure and those investing in new iMRI capabilities.

"This agreement broadens our commercial reach by making TULSA-PRO part of a comprehensive offering for hospitals investing in MRI-guided intervention," said Arun Menawat, Profound’s Chief Executive Officer and Chairman. "Cook’s expertise in minimally invasive procedures, its large presence in urology, and its investment in iMRI complement our direct sales capabilities. Together, we have an opportunity to bring TULSA to more institutions and build procedure volumes as new sites establish and expand their treatment programs."

"Cook Medical has spent decades helping physicians perform minimally invasive procedures, and our iMRI Division is carrying that work into MRI-guided intervention," said Pete Polverini, Vice President, Interventional MRI Division at Cook Medical. "Through our Copernicus™ program we help hospitals plan, build, and sustain iMRI programs, and TULSA-PRO gives those hospitals an FDA-cleared, incision-free prostate therapy to offer patients who want to return to their daily lives sooner. Together with Profound, we aim to bring the TULSA Procedure to more urologists and more hospitals and, over time, to additional sites of care."

Building a Broader iMRI Ecosystem

The Cook agreement complements Profound’s existing co-sales and co-marketing agreement with Siemens Healthineers to commercialize a total MRI-guided prostate therapy solution combining TULSA-PRO with Siemens Healthineers’ MAGNETOM Free.Max magnetic resonance scanner.1

Separately, Cook Medical and Siemens Healthineers unveiled the radiation-free iMRI Suite at the Society of Interventional Radiology’s 2026 Annual Scientific Meeting, highlighting the expanding ecosystem of imaging technology, interventional devices and clinical workflows supporting MRI-guided procedures.

Together, these commercial relationships broaden Profound’s access to customers across existing MRI installations and new interventional suites, strengthening the foundation for sustained adoption of the TULSA Procedure.

Note

1 Profound is working with the U.S. Food and Drug Administration ("FDA") to obtain 510(k) clearance for the use of TULSA-PRO with the MAGNETOM Free.Max MR scanner. TULSA-PRO is already FDA-cleared for use with multiple compatible 1.5T and 3T MRI systems, and has been CE marked for use with MAGNETOM Free.Max in Europe.

About Cook Medical

At Cook Medical, we are passionate about making unique, quality medical devices and connecting with people to improve lives. Founded on inventing, manufacturing, and delivering medical devices, we provide healthcare professionals with the tools they need to help their patients return to living.

Our commitment to innovation involves bringing new products to market and keeping existing products relevant to a changing healthcare landscape. We believe in using our business to help people and communities thrive by creating inclusive, supportive, and healthy environments.

We are proud of our history of innovative firsts and the impact we have on patients and communities. With headquarters in Bloomington, Indiana, and manufacturing facilities and offices in various global locations, we challenge ourselves to maintain a global perspective while focusing on local impact.

Follow Cook Medical at CookMedical.com and on LinkedIn.

About Profound Medical Corp.

Profound is a commercial-stage medical device company and an innovator in interventional MRI (iMRI) procedures. The company’s flagship platform, TULSA-PRO®, enables MRI-guided, incision-free prostate ablation. Physicians use the TULSA Procedure™ to see, ablate, and confirm therapy in real time, supporting personalized treatment strategies across the continuum of prostate care—from whole-gland to subtotal, hemi, multifocal, and focal treatment. This approach enables individualized care using prostate tissue ablation, while minimizing the potential of the side effects that are typically associated with surgery or radiation, such as urinary incontinence and/or erectile dysfunction.

Profound also commercializes Sonalleve®, an MRI-guided therapy that provides a non-surgical treatment option for pain palliation of bone metastases, desmoid tumors, and osteoid osteoma, as well as for common gynecologic conditions including uterine fibroids and adenomyosis. Sonalleve delivers targeted therapy with no incisions, no blood loss during the procedure, no overnight hospital stay, and faster recovery — and, in gynecologic applications, enables uterine-sparing treatment that may help preserve fertility. Profound is also exploring additional clinical applications for Sonalleve, including non-invasive ablation of abdominal cancers and hyperthermia-based cancer therapies.

Profound Medical’s technologies are approved across major global markets. TULSA-PRO is cleared by the FDA in the United States for transurethral ultrasound ablation (TULSA) of prostate tissue. In addition, TULSA-PRO is cleared for use in various jurisdictions including Europe, Canada, Saudi Arabia, India, Australia/New Zealand, and the UAE. Sonalleve is approved by the FDA as HDE in the United States for the treatment of osteoid osteomas in the extremities. Sonalleve is also cleared or approved in Europe, Canada, China, and Saudi Arabia.

Through real-time MRI guidance and data-driven innovation, Profound is advancing the future of MRI-guided therapy — expanding access to precise, personalized, and incision-free treatment options worldwide.

Forward-Looking Statements

This release includes forward-looking statements regarding Profound and its business which may include, but is not limited to, the expectations regarding the efficacy of Profound’s technologies for disease conditions requiring MR-Guided ablation procedures for prostate, uterine fibroids, adenomyosis, palliative pain treatment, desmoid tumors, and osteoid osteoma; and the success of Profound’s commercialization strategy and activities for TULSA-PRO® and Sonalleve®. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "is expected", "expects", "scheduled", "intends", "contemplates", "anticipates", "believes", "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations of the management of Profound. The forward-looking events and circumstances discussed in this release, may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, including risks regarding the medical device industry, regulatory approvals, reimbursement, economic factors, the equity markets generally and risks associated with growth and competition. Although Profound has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Other factors and risks that may cause actual results to differ materially from those set out in the forward-looking statements are described in Profound's Annual Report on Form 10-K and other filings made with U.S. and Canadian securities regulators, available at www.sedarplus.com and www.sec.gov. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Profound undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, other than as required by law.

For further information, please contact:

Stephen Kilmer, Investor Relations, Profound Medical — skilmer@profoundmedical.com — 647.872.4849

Marsha Lovejoy, Senior Manager, Global Public Relations, Cook Medical — Marsha.Lovejoy@CookMedical.com — 812.320.6903